EXHIBIT 21

The Sherwin-Williams Company

The following is a list of subsidiaries of The Sherwin-Williams Company, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 2024.

Domestic

State of
Subsidiary	Incorporation

165 Kirkwood Road Corp.	NJ
Acquire Sourcing, LLC	DE
Comex North America, Inc.	DE
Contract Transportation Systems Co.	DE
CTS National Corporation	DE
Omega Specialty Products & Services LLC	OH
Purdy International Corporation	OR
Sherwin-Williams International Holdings LLC	DE
Sherwin-Williams Leasing, Inc.	DE
Sherwin-Williams Realty Holdings, Inc.	IL
SW Insurance Company, LLC	VT
SWI Company	NV
SWIMC LLC	DE
SWSE Holdings, Inc.	OH
The Sherwin-Williams Acceptance Corporation	NV
The Sherwin-Williams Foundation[1]	OH
The Sherwin-Williams Headquarters Company	OH
The Sherwin-Williams Manufacturing Company	OH
The Sherwin-Williams US Licensing Company	DE
Valspar Specialty Paints, LLC	DE
Valspar Specialty Paints Holdings Corporation	DE

Foreign

Country of
Subsidiary	Incorporation

Compania Sherwin-Williams, S.A. de C.V.	Mexico
EPS B.V.	Netherlands
EPS (Shanghai) Trading Co., Ltd.	China
1 The Sherwin-Williams Foundation is a 501(c)(3) organization and is not included within the consolidated financial statements of The Sherwin-Williams Company.

FK Verwaltungs GmbH	Germany
Forton B.V.	Netherlands
Friedrich Klumpp GmbH & Co. KG Woodcoatings	Germany
Guangdong Valspar Paints Manufacturing Co Ltd.	China
Guangdong Huarun Paints Co., Ltd	China
ICA China Company Ltd.	Hong Kong
ICA Deutschland Lacke GmbH	Germany
ICA Iberia Sau	Spain
ICA Polska Sp. z o.o.	Poland
ICA Spa	Italy
ICA Zhongshan Ltd.	China
Invercolor Bologna S.r.l.	Italy
Inver East Med S.A.	Greece
Inver France SAS	France
Inver GmbH	Germany
Inver Industrial Coatings Srl	Romania
Inver Polska Spolka Z o.o.	Poland
Inver S.p.A.	Italy
Isocoat Tintas e Vernizes Ltda	Brazil
Isva Vernici S.r.l.	Italy
Klumpp Coatings do Brasil Ltd.	Brazil
Klumpp Coatings (Shanghai) Co., Ltd.	China
Klumpp Coatings GmbH	Germany
Klumpp Coatings Vietnam Ltd.	Vietnam
ON Beteiligungs GmbH	Germany
ON Holding GmbH	Germany
ON Verwaltungs GmbH	Germany
Oskar Nolte GmbH	Germany
Oskar Nolte Woodcoatings Ağaϛ Kaplama San. Ltd. Şti	Turkey
Oskar Nolte Woodcoatings Spain SL	Spain
Piton Paints Limited	St. Lucia
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
P.T. Friedrich Klumpp Woodcoatings	Indonesia
Phoenix Fire Protection (Asia) Limited	Virgin Islands, British
Phoenix Fire Technologies (UK) Limited	United Kingdom
Powdertech OU	Estonia
PT Sherwin-Williams Indonesia	Indonesia
PT Valspar Indonesia	Indonesia
Quetzal Pinturas, S.A. de C.V.	Mexico

Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams (Australia) Pty Ltd	Australia
Sherwin-Williams Balkan S.R.L.	Romania
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams (Caribbean) N.V.	Curacao
Sherwin-Williams Cayman Islands Limited	Cayman Island
Sherwin-Williams Chile, S.A.	Chile
Sherwin-Williams Coatings S.à r.l.	Luxembourg
Sherwin Williams Colombia S.A.S.	Columbia
Sherwin-Williams Czech Republic Spol. s r.o.	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Sherwin-Williams UK Limited	UK
Sherwin-Williams do Brasil Industria e Comericio Ltda.	Brazil
Sherwin-Williams France Finishes SAS	France
Sherwin-Williams (Ireland) Limited	Ireland
Sherwin-Williams Italy S.r.l.	Italy
Sherwin-Williams Jersey Limited	Jersey
Sherwin-Williams Luxembourg S.à r.l.	Luxembourg
Sherwin-Williams Middle East Paints L.L.C.	United Arab Emirates
Sherwin-Williams (Nantong) Company Limited	China
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Peru S.R.L.	Peru
Sherwin-Williams Poland Sp. zoo	Poland
Sherwin-Williams Portugal, Unipessoal, Lda	Portugal
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams Spain Coatings S.L.	Spain
Sherwin-Williams Sweden AB	Sweden
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams (West Indies) Limited	Jamaica
SIC Holding GmbH	Germany
Taiwan Valspar Co., Ltd.	Taiwan
The Valspar (Asia) Corporation Limited	Hong Kong
The Valspar (Australia) Corporation Pty Ltd	Australia
The Valspar (Finland) Corporation Oy	Finland
The Valspar (France) Corporation S.A.S.	France
The Valspar (France) Research Corporation SAS	France
The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia
The Valspar (Nantes) Corporation S.A.S.	France

The Valspar (New Zealand) Corporation Limited	New Zealand
The Valspar (Singapore) Corporation Pte. Ltd	Singapore
The Valspar (South Africa) Corporation Proprietary Limited	South Africa
The Valspar (Switzerland) Corporation AG	Switzerland
The Valspar (Thailand) Corporation Ltd.	Thailand
The Valspar (UK) Funding Corporation Limited	United Kingdom
The Valspar (UK) Holding Corporation Limited	United Kingdom
The Valspar (Uruguay) Corporation S.A.	Uruguay
The Valspar (Vietnam) Corporation Ltd.	Vietnam
UAB Sherwin-Williams Baltic	Lithuania
Valspar Aries Coatings, S.de R.L. de C.V.	Mexico
Valspar (Asia) Industrial Holdings Limited	Hong Kong
Valspar (Asia) Trading Holdings Limited	Hong Kong
Valspar Coatings Industrial Holding Co., Limited	Hong Kong
Valspar Huarun Coatings Holding Co., Limited	Hong Kong
Valspar Paints (China) Company Limited	Hong Kong
Valspar Automotive Australia Pty Limited	Australia
Valspar B.V.	Netherlands
Valspar Coatings (Shanghai) Co. Ltd.	China
Valspar D.o.o Beograd	Serbia
Valspar Industrial Coatings (Guangdong) Co., Ltd.	China
Valspar (India) Coatings Corporation Private Limited	India
Valspar Industries GmbH	Germany
Valspar Rock Company Limited (Japan)	Japan
Valspar (Shanghai) Management Co., Ltd.	China
Valspar (South Africa) Proprietary Limited	South Africa
Valspar Turkey Boya Sanayi A.S.	Turkey